Exhibit 10.25

CONVERTIBLE PROMISSORY NOTE

Effective Date: October [ ], 2013	U.S. $[__]

FOR VALUE RECEIVED, HEALTH REVENUE ASSURANCE HOLDINGS, INC., a Nevada corporation ("Borrower"), promises to pay to TONAQUINT, INC., a Utah corporation, or its successors or assigns ("Lender"), $[            ] and any interest, fees, charges and penalties in accordance with the terms set forth herein. This Convertible Promissory Note (this "Note") is issued and made effective as of October [      ], 2013 (the "Effective Date"). For purposes hereof, the "Outstanding Balance" of this Note means the Purchase Price (as defined below), as reduced or increased, as the case may be, pursuant to the terms hereof for redemption, conversion or otherwise, plus any original issue discount ("OID"), accrued but unpaid interest, collection and enforcements costs, and any other fees or charges (including without limitation late charges) incurred under this Note. This Note is issued pursuant to that certain Securities Purchase Agreement dated October [      ], 2013, as the same may be amended from time to time (the "Purchase Agreement"), by and between Borrower and Lender.

The purchase price for this Note and the Warrant (as defined in the Purchase Agreement) is $[              ] (the "Purchase Price") payable by wire transfer. The initial Outstanding Balance of this Note shall include the Purchase Price, a $[             ] OID, and $[             ] to cover Lender's legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note. Borrower agrees that the Master Promissory Note is fully paid for as of the Effective Date. The maturity date for this Note (the "Maturity Date") shall be the date that is one year from the Effective Date.

Subject to the adjustments described in this paragraph, the conversion price for this Note shall be 70% (the "Conversion Factor") of the average of the two (2) lowest intra-day trade prices in the fifteen (15) trading days immediately preceding the Conversion (as defined below) (the "Conversion Price"). If at any time after the Effective Date, Borrower is not DWAC Eligible (as defined below), then the Conversion Factor will automatically be reduced by 5% for all future Conversions under this Note. If at any time after the Effective Date, Borrower is not DTC Eligible (as defined below), then the Conversion Factor will automatically be reduced by an additional 5% for all future Conversions under this Note; provided that the maximum reduction of the Conversion Factor may not exceed 10%. For example, the first time Borrower is not DWAC Eligible, the Conversion Factor for all future Conversions thereafter will be reduced from 60% to 55%. If following such event, the first time the Company is not DTC Eligible, the Conversion Factor for all future Conversions will be reduced from 55% to 50%. "DTC" means the Depository Trust Company. "DTC/FAST Program" means the DTC's Fast Automated Securities Transfer Program. "DWAC" means Deposit Withdrawal at Custodian as defined by the DTC. "DWAC Eligible" means that (i) the Common Stock is eligible at the DTC for full services pursuant to DTC's operational arrangements, including without limitation transfer through DTC's DWAC system, (ii) the Borrower has been approved (without revocation) by the DTC's underwriting department, and (iii) the Borrower's transfer agent is approved as an agent in the DTC/FAST Program, (iv) the Conversion Shares are otherwise eligible for delivery via DWAC; and (v) the Borrower's transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC. "DTC Eligible" means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender's brokerage firm for the benefit of Lender.

1.   Interest. Borrower may repay this Note at any time on or before the date that is 60 days from the Effective Date (the "Prepayment Opportunity Date"). If Borrower repays this Note on or before the Prepayment Opportunity Date. (i) the interest rate shall be ZERO PERCENT (0%), and (ii) the Note will be deemed paid in full and retired. If Borrower does not repay the entire Outstanding Balance on or before the Prepayment Opportunity Date, a one-time interest charge of 12% (the "Interest Charge") shall be applied to the Outstanding Balance. Any interest payable is in addition to the OID. The OID remains payable regardless of the time and manner of payment by Borrower. Following the Prepayment Opportunity Date, so long as no Event of Default (as defined below) shall have occurred, Borrower may, in its sole and absolute discretion and upon giving Lender not less than five (5) Trading Days written notice (a "Prepayment Notice"), pay in cash all or any portion of the Outstanding Balance at any time prior to the Maturity Date; provided that in the event the Company elects to prepay all or any portion of the Outstanding Balance, it shall pay to the Holder 112% of the portion of the Outstanding Balance the Company elects to prepay.

2.   Conversion. Lender has the right at any time after the date that is six (6) months from the Effective Date, at its election, to convert (each instance of conversion is referred to herein as a "Conversion") all or any part of the Outstanding Balance of this Note into shares ("Conversion Shares") of fully paid and non-assessable common stock of Borrower ("Common Stock") as per the following conversion formula: the number of Conversion Shares equals the Conversion amount divided by the Conversion Price. Conversion notices (each, a "Conversion Notice") under this Note may be effectively delivered to Borrower by any method of Lender's choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. If no objection is delivered from Borrower to Lender regarding any variable or calculation of the Conversion Notice within 24 hours of delivery of the Conversion Notice, Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such Conversion Notice and waived any objection thereto. Borrower shall deliver the Conversion Shares from any Conversion to Lender within three (3) business days of Lender's delivery of the Conversion Notice to Borrower.

3.   Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframes stated in Section 2, Lender, at any time prior to selling all of those Conversion Shares, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares, with a corresponding increase to the Outstanding Balance (any returned Conversion amount will tack back to the Effective Date). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the fourth business day (inclusive of the day of the Conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the Conversion) until Conversion Share delivery is made; and such penalty will be added to the Outstanding Balance (under Lender's and Borrower's expectations that any penalty amounts will tack back to the Effective Date).

4.   Default. The following are events of default under this Note (each an "Event of Default"): (i) Borrower shall fail to pay any principal under this Note when due and payable hereunder; or (ii) Borrower shall fail to deliver any Conversion Shares in accordance with the terms hereof; or (iii) Borrower shall fail to pay any interest or any other amount under this Note when due and payable (or payable by Conversion) hereunder; or (iv) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (v) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (vi) Borrower shall make a general assignment for the benefit of creditors; or (vii) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (viii) an involuntary proceeding shall be commenced or filed against Borrower; or (ix) Borrower, at any time after the Effective Date, is not DWAC Eligible; or (x) Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (xi) Borrower shall fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein, including without limitation all covenants to timely file all required quarterly and annual reports and any other filings related to Rule 144; or (xii) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein or in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or becomes false thereafter.

5.   Remedies. In the event of any default under this Note, Lender may at any time thereafter accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount (as defined hereafter). Notwithstanding the foregoing, upon the occurrence of any event of default described in clauses (iv), (v), (vi), (vii) or (viii) of Section 4, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. The "Mandatory Default Amount" means the greater of (i) the Outstanding Balance divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 125% multiplied by the Outstanding Balance. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, interest shall accrue on the Outstanding Balance at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of this Note until such time, if any, as Lender receives full payment pursuant to this Section 5. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver certificates representing Conversion Shares upon Conversion of this Note as required pursuant to the terms hereof.

6.   No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of this Note.

7.   Ownership Limited to 9.99% of Common Stock Outstanding. Notwithstanding anything to the •contrary contained herein (except as set forth below in this Section), this Note shall not be convertible by Lender, and Borrower shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant to Section 2 hereof, to the extent (but only to the extent) that Lender together with any of its affiliates would beneficially own in excess of 9.99% (the "Maximum Percentage") of the Common Stock outstanding. To the extent the foregoing limitation applies, the determination of whether this Note shall be convertible (vis-a-vis other convertible, exercisable or exchangeable securities owned by Lender or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by Lender and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to Borrower for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of convertibility. For purposes of this Section, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(e) of the 1934 Act (as defined below) and the rules and regulations promulgated thereunder. The provisions of this Section shall be implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section shall apply to a successor holder of this Note and shall be unconditional, irrevocable and non-waivable. For any reason at any time, upon the written or oral request of Lender, Borrower shall within one (1) business day confirm orally and in writing to Lender the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note.

8.           Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower's counsel.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date set out above.

BORROWER:

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

By:
Name: Robert Rubinowitz
Title: President

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

TONAQUINT, INC.

By:
John M. Fife, President

TONAQUINT, INC.
303 EAST WACKER DRIVE, SUITE 1200
CHICAGO, ILLINOIS 60601

Date:
Health Revenue Assurance Holdings, Inc.
8551 W. Sunrise Boulevard, Suite 304
Plantation, Florida 33322 Attn: Andrea Clark, CEO

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Health Revenue Assurance Holdings, Inc., a Nevada corporation (the "Company"), pursuant to that certain Convertible Promissory Note made by the Company in favor of the Lender on October 7, 2013, as applicable (the "Note"), that the Lender elects to convert the portion of the Outstanding Balance of the Note into fully paid and non-assessable shares of Common Stock of the Company as of the date of conversion specified below. Such conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Lender in its sole discretion, the Lender may provide a new form of Conversion Notice to conform to the Note.

A.          Date of conversion:
B.           Conversion #:
C.           Conversion Amount:
D.          Average trade price:                                (average of the two (2) lowest intra-day trade prices in the fifteen (15) trading days as per Exhibit A)
E.           Conversion Factor:                                             (70%, as may be adjusted per the Note)
F.           Conversion Price:                                             (D multiplied by E)
G.           Conversion Shares:                                             (C divided by F)
H.           Remaining Outstanding Balance of Note:                                             *

*      Subject to adjustments for corrections, defaults, and other adjustments permitted by the Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

To the extent the Conversion Shares are not able to be delivered to the Lender electronically via the DWAC system, please reduce the Conversion Factor by five percent (5%), and deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

Sincerely,
TONAQU1NT, INC.

By:
John M. Fife, President